Exhibit 99.3

H.J. Helwerda*, B.Sc., P.Eng., FEC, FGC (Hon.), President
D.J. Carsted*, CD, B.Sc., P.Geol., Executive VP, CTO
C.P. Six*, B.Sc., P.Eng., VP, Unconventional
N.T. Stewart*, B.A.Sc., P.Eng., VP, Canada
S.W. Penell*, B.S., P.Eng., Manager, Engineering, International
A.A. Szabo*, B.Sc., P.Eng., Manager, Engineering, Canada
B.F. Jose, M.Sc., P.Geoph., VP, Geoscience, International
K.P. McDonald, B.Comm., CA, CFO
M.R. Van de Veen, QC, J.D., M.B.A., L.L.M., General Counsel,
                        Corporate Secretary

                                                                     *Directors

October 3, 2014

Hemisphere Energy Corporation
2000, 1055 West Hastings St.
Vancouver, BC V6E 2E9

Dear Sirs:

We hereby consent to the use of and references to our name and our reports titled “Evaluation of the P&NG Reserves of Hemisphere Energy Corporation (As of December 31, 2012) Constant Dollars” and “Evaluation of the P&NG Reserves of Hemisphere Energy Corporation (As of February 29, 2012) Constant Dollars”, and the inclusion of information derived from such reports, in the Registration Statement on Form 20-F of Hemisphere Energy Corporation.

Sincerely,

SPROULE ASSOCIATES LIMITED

/s/ Richard A. Brekke
Richard A. Brekke, P.Eng.
Manager, Engineering and Partner